                                                                       EXHIBIT A


         Each of the undersigned hereby agrees that this Amendment No. 4 dated June 26, 2002, to Schedule 13D filed November 2, 2000, to which this Agreement is attached as Exhibit A, and any amendments thereto, may be filed on behalf of each such person.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: July 2, 2002


                                   WEATHERFORD INTERNATIONAL LTD.

                                   By: /s/ BURT M. MARTIN
                                      ------------------------------------------
                                   Name:  Burt M. Martin
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

                                   WEATHERFORD INTERNATIONAL, INC.

                                   By: /s/ BURT M. MARTIN
                                      ------------------------------------------
                                   Name:  Burt M. Martin
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

                                   WEUS HOLDING, INC.

                                   By:  /s/ BURT M. MARTIN
                                      ------------------------------------------
                                   Name:  Burt M. Martin
                                   Title: Assistant Secretary



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